PROMISSORY NOTE

DATE:                               September 20, 2005

MAKER:                              Local Telecom Systems, Inc.

MAKER'S
MAILING ADDRESS:                    7738 Forest Lane, Suite 102
                                    Dallas, Texas 75230

PAYEE:                              Ivan Webb

PLACE FOR PAYMENT:                  P.O. Box 31
                                    Cisco, Texas 76437

PRINCIPAL AMOUNT:                   $53,378.94

SECURITY:                           7,000,000 post split common shares of Local
                                    Telecom Systems, Inc.

                                    150,000 Series D Warrants to purchase
                                    restricted post split common shares of Local
                                    Telecom Systems, Inc. at $0.20 a share
                                    expiring September 20, 2008.

ANNUAL INTEREST
RATE ON UNPAID
PRINCIPAL:                          None

DUE DATE:                           November 4, 2005

TERMS OF PAYMENT
(principal and interest):           Principal payable on or before November 4,
                                    2005. This Note may be prepaid without
                                    penalty.

Maker promises to pay to the order of Payee at the Place for Payment and according to the Terms of Payment the Principal Amount as stated above. As consideration and compensation for making this loan, Maker shall receive shall receive and Payee shall issue 150,000 Series D Warrants to purchase restricted post split common shares of Local Telecom Systems, Inc. at $0.20 a share expiring September 20, 2008.

If Maker defaults in the payment on this Note and the default continues after Payee gives Maker notice of the default then the Maker shall immediately issue to Payee 7,000,000 restricted post split common share of Local Telecom Systems, Inc. Payee may declare the unpaid principal balance on this Note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of accelerations of maturity, protests, and notices of protest, to the extent permitted by law.

Notice of default is all that is required to cause Local Telecom Systems, Inc. to issue the 7,000,000 shares of its post split common stock to Payee.

Maker is responsible for all obligations represented by this Note. When the context requires, singular nouns and pronouns include the plural.


                                        MAKER:
                                        LOCAL TELECOM SYSTEMS, INC.


                                        ----------------------------------------
                                        By: William R. Miertschin, President


                                        PAYEE:


                                        ----------------------------------------
                                        Ivan Webb